Exhibit 32.2

Section 1350 Certification of the Chief Financial Officer

In connection with this Annual Report of Sterling Bancshares, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zach L. Wasson, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2007	By:	/S/ ZACH L. WASSON
Zach L. Wasson Executive Vice President and Chief Financial Officer Sterling Bancshares, Inc.